Exhibit 10.7

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of June 19, 2015 (this “Agreement”), is by and between CT Energy Holding SRL, a Barbados Society with Restricted Liability (the “Investor”), and Harvest Natural Resources, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined in this Agreement shall have the meaning given to such terms in the Purchase Agreement.

RECITALS

WHEREAS, the Investor and the Company are parties to the Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), concerning the Company’s issuance and sale to the Investor of (i) a 15.0% non-convertible senior secured note due 2020 in the principal amount of $25,225,000 (the “Non-Convertible Note”), (ii) a 9.0% convertible senior secured note due 2020 in the principal amount of $6,975,000 (the “Convertible Note”), (iii) a 15.0% non-convertible senior secured note due 2020 in the principal amount of up to $12,000,000 (the “Additional Draw Note,” and together with the Non-Convertible Note and the Convertible Note, the “Notes”), (iv) a warrant (the “Warrant”) to purchase up to 34,070,820 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) and (v) shares of the Company’s Series C preferred stock, par value $0.01 per share; and

WHEREAS, as a condition to the Company’s willingness to enter into the Purchase Agreement, the Investor has agreed to enter into this Agreement, pursuant to which the Investor agrees, among other things, to vote in accordance with the terms of this Agreement under the circumstances set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING

Section 1.01 Agreement to Vote (Claim Date).

(a) Provided that the Stock Appreciation Date has not occurred before the Claim Date, then beginning on the Claim Date and ending on the earlier of (i) the Stock Appreciation Date and (ii) the Ownership Threshold Date (such period ending on the earlier of clauses (i) and (ii), the “Voting Agreement Period”), the Investor shall (and shall cause its Affiliates to) (A) cause, in the case of all voting securities of the Company owned of record by the Investor, and (B) instruct the record owner, in the case of all shares of voting securities of the Company beneficially owned but not owned of record, directly or indirectly, by the Investor or any of its Affiliates (such voting securities described in clauses A and B, the “Covered Shares”), in each case as of the record date for any annual meeting of stockholders or any special meeting of stockholders of the Company, in each case that are entitled to vote at any such annual or special meeting, to be present for quorum purposes and to be voted, at all such annual or special meetings or at any adjournments or postponements thereof, (1) for all directors nominated by the

Company’s board of directors for election at such annual or special meeting, and (2) against any directors proposed that are not nominated by the Company’s board of directors for election at such annual or special meeting and against any proposals not recommended by the Company’s board of directors relating to removing any directors or otherwise changing the composition of the Company’s board of directors. During the Voting Agreement Period, the Investor shall not (and shall instruct its Affiliates not to) present (or request to present) at any annual meeting or any special meeting of the Company’s stockholders, any nominee for election to the Company’s board of directors or seek representation on the board of directors or the removal of any member of the Company’s board of directors.

(b) Except as provided in Section 1.01(a), the Investor and its Affiliates shall not be restricted from voting “For”, “Against” or “Abstain” from any other proposals at any annual or special meeting of the Company.

(c) For the avoidance of doubt, should the Stock Appreciation Date occur before the Claim Date, the terms in Section 1.01(a) will not be in effect.

(d) Any vote required to be cast or consent required to be executed pursuant to Section 1.01(a) shall be cast (or consent shall be given) by the Investor or its applicable Affiliate in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

Section 1.02 No Agreement as Director or Officer. The Investor makes no agreement or understanding in this Agreement on behalf of its Affiliates or Representatives in their capacity as a director or officer of the Company or any of its subsidiaries (if any such Affiliate or Representative holds such a position), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by the Investor’s Affiliates or Representatives in their capacity as such a director or officer, including in exercising rights under the Purchase Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict the Investor’s Affiliates or Representatives from exercising their fiduciary duties as an officer or director to the Company, any of its subsidiaries or its stockholders, it being understood that this Agreement shall apply to the Investor solely in its capacity as a stockholder of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01 Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows, in each case as of the date hereof:

(a) Authorization. The Investor has full limited partnership power and authority to enter into, execute and deliver this Agreement and to perform fully the Investor’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

(b) Ownership; No Inconsistent Agreements. Assuming the consummation of the transactions contemplated to occur at the Closing, the Investor owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of the Covered Shares free and clear of all Liens (other than any Liens arising under the Purchase Agreement), and, except pursuant to the Purchase Agreement and the Transactions, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Investor is a party relating to the pledge, disposition or voting of any of the Covered Shares and there are no voting trusts or voting agreements with respect to the Covered Shares. The Investor does not beneficially own any voting securities of the Company other than the Covered Shares.

(c) No Violation. None of the execution and delivery of this Agreement by the Investor or compliance by the Investor with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to the Investor or to the Investor’s property or assets.

(d) Consents and Approvals. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of the Investor is required in connection with the valid execution and delivery of this Agreement.

ARTICLE III

COVENANTS

Section 3.01 Additional Shares. The Investor agrees that all voting securities of the Company that the Investor purchases, acquires the right to vote or otherwise acquires Beneficial Ownership of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Covered Shares for all purposes of this Agreement.

Section 3.02 Disclosure. Subject to reasonable prior notice and approval (not to be unreasonably withheld, conditioned or delayed) of the Investor, the Investor hereby authorizes the Company to publish and disclose in any announcement or disclosure required by the SEC the Investor’s identity and ownership of Covered Shares and the nature of the Investor’s obligations under this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Termination. This Agreement shall remain in effect until the date when the Voting Agreement Period expires; provided that the provisions of Section 4.03 through Section 4.12 shall survive any termination of this Agreement.

Section 4.02 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership (whether beneficial ownership or otherwise) of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Investor (or its applicable Affiliate), and the Company shall have no authority to direct the Investor (or such applicable Affiliate) in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

Section 4.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a “portable document format” (.pdf) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.03):

If to the Investor:	CT Energy Holding SRL Calle Londres Torre Dayco, PH Las Mercedes, Caracas-Venezuela Attention: Francisco D’Agostino Phone: +58 212 999 9190

with a copy (which will not constitute notice to Investor) to:	Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Facsimile: 212.403.2341 Attention: Matthew M. Guest

If to the Company, to:	Harvest Natural Resources, Inc. 1177 Enclave Parkway, Suite 300 Houston, TX 77077 Facsimile: 281-899-5702 E-mail: khead@harvestnr.com Attention: General Counsel

with a copy (which will not constitute notice to the Company) to:	Norton Rose Fulbright 2200 Ross Avenue, Suite 3600 Dallas, TX 75201 Facsimile: 214.855.8200 E-mail: Harva.Dockery@NortonRoseFulbright.com Josh.Pleitz@NortonRoseFulbright.com Attention: Harva Dockery

Section 4.04 Interpretation. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” A reference in this Agreement to $ or dollars is to U.S. dollars. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

Section 4.05 Counterparts; Facsimile or .pdf Signatures. This Agreement may be executed in any number of counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

Section 4.06 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

Section 4.07 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b) Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in U.S. District Court for the Southern District of New York or in any state court located in the City and County of New York. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.03 or in such other manner as may be permitted by applicable laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 4.07, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 4.07(c).

Section 4.08 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court identified in Section 4.07(b), in addition to any other remedy to which they are entitled at law or in equity.

Section 4.09 Amendment; Waiver. This Agreement may be amended, modified or supplemented by a writing executed by each of the parties hereto. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 4.10 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 4.11 Assignment; Successors; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 4.12 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Investor and the Company have caused to be executed or executed this Agreement as of the date first written above.

INVESTOR:

CT Energy Holding SRL

By:	/s/ Oswaldo Cisneros
Oswaldo Cisneros
Authorized Person

COMPANY:

Harvest Natural Resources, Inc.

By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel

[Signature Page to Investor Voting Agreement]